UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 23, 2006
                                                  ---------------------

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
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             (Exact name of Registrant as specified in its charter)

          Maryland                        811-09353              13-4064344
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
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               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code    (212) 850-1864
                                                   ----------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule13e-4(C) under the Exchange Act (17CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

The investment manager (the "Manager") of the Seligman New Technologies Fund, Inc. (the "Fund") regularly evaluates the fair value of the Fund's venture capital holdings based on many factors. As a result of a recent evaluation, on May 23, 2006, the Manager significantly increased the fair value of a portfolio company. As a result of such change, there was increase of 23.4% in the Fund's net asset value.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SELIGMAN NEW TECHNOLOGIES FUND, INC.

Date: May 24, 2006

                                            By: /s/ Lawrence P. Vogel
                                                --------------------------------
                                                Lawrence P. Vogel
                                                Vice President and Treasurer